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                                                                       Exhibit 8

                             PRINCIPAL SUBSIDIARIES

                                             PERCENTAGE      JURISDICTION OF     NAME UNDER WHICH
                   NAME                         OWNED         INCORPORATION      BUSINESS IS DONE
-------------------------------------------  ----------  ----------------------  ----------------
Ross Systems, Inc.                              100%            Delaware               Ross

Pivotal Corporation                             100%        British Columbia         Pivotal

IMI Global Holdings Ireland Limited              51%             Ireland               IMI

Platinum China Holdings Inc.                    100%     British Virgin Islands      Platinum

CDC Software Asia Pacific Limited               100%         Cayman Islands        CDC Software

Praxa Limited                                   100%            Australia             Praxa

PK Information Systems Pty Ltd.                 100%            Australia              PKIS

Ion Global (BVI) Limited                        100%     British Virgin Islands     Ion Global

Software Galeria, Inc.                           51%           New Jersey        Software Galeria

MEZZO Business Databases Pty Limited            100%            Australia             IncNet

R.N.R. International Marketing Group            100%            Australia        Mezzo Marketing
(Australia) Pty Limited (now known as Mezzo                                         Australia
Marketing Australia Pty Ltd)

China.com Inc.                                   81%         Cayman Islands         China.com

Palmweb Inc.                                    *81%         Cayman Islands          Newpalm

Group Team Investments Limited                  *81%     British Virgin Islands       Go2joy

chinadotcom Portals Limited                     *81%     British Virgin Islands    bj.china.com

TTG Asia Media Pte Limited                      *81%      Republic of Singapore        TTG

*subsidiaries held through our 81% owned subsidiary, China.com Inc., which is listed on the Growth Enterprise Market of the Stock Exchange of Hong Kong Limited